UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

Federal Home Loan Bank of Dallas

(Exact name of Registrant as Specified in Its Charter)

Federally Chartered Corporation	000-51405	71-6013989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 441-8500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Federal Home Loan Bank of Dallas (the "Bank") obtains most of its funds from the sale of debt securities, known as consolidated obligations, in the capital markets. Consolidated obligations, which consist of bonds and discount notes, are the joint and several obligations of the 11 Federal Home Loan Banks (each individually, a "FHLBank" and collectively, the "FHLBanks"). Consolidated obligations are sold to the public through the Office of Finance, a joint office of the FHLBanks, using authorized securities dealers. Consolidated obligations are backed only by the financial resources of the FHLBanks. Consolidated obligations are not obligations of, nor are they guaranteed by, the United States Government.

Schedule A, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.03, summarizes all consolidated obligation bonds committed to be issued by the FHLBanks for which the Bank is the primary obligor, on the trade date(s) indicated. To the extent applicable, Schedule A also includes any consolidated obligations for which the Bank assumed the primary repayment obligation from another FHLBank on the trade date(s) indicated. Debt assumptions, if any, are identified by an asterisk (*) in the "Trade Date" column of Schedule A. Due to their short-term maturities of one year or less, consolidated obligation discount notes issued on behalf of the Bank in the ordinary course of business are not included in Schedule A. Furthermore, consolidated obligations that may have been issued on behalf of other FHLBanks as primary obligors are not included in Schedule A.

In reviewing the information contained in this Current Report on Form 8-K, please note the following:

▪ the Bank has not made a judgment as to the materiality of these consolidated obligation bonds;

▪ Schedule A does not include any information with regard to interest rate exchange agreements (or other derivative instruments) into which the Bank has entered (or may enter) as a result of its asset/liability management and that may be associated, directly or indirectly, with one or more of the reported consolidated obligation bonds;

▪ the information provided in Schedule A will not enable a reader to compute changes in the total consolidated obligations outstanding for which the Bank is the primary obligor because the schedule does not include consolidated obligation discount notes nor does it address whether the proceeds from the issuance of the reported consolidated obligation bond(s) will be used to satisfy called or maturing consolidated obligations or for other business purposes. The Bank reports the total consolidated obligations outstanding for which it is the primary obligor in the Bank’s periodic reports filed with the Securities and Exchange Commission ("SEC");

▪ the par amounts reported in Schedule A represent the principal amounts of the reported consolidated obligation bonds, which may not correspond to the amounts reported in the Bank’s financial statements prepared in accordance with generally accepted accounting principles contained in its periodic reports filed with the SEC, because the par amounts do not take into account any discounts, premiums or hedging adjustments that may be associated with the consolidated obligation bonds; and

▪ the footnotes accompanying Schedule A are intended to include descriptions of the various types and styles of consolidated obligation bonds that are most likely to be issued on behalf of (or assumed by) the Bank; the footnotes do not include, nor are they intended to include, descriptions of all of the various types and styles of consolidated obligation bonds that may be issued on behalf of other FHLBanks as primary obligors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Schedule A - Consolidated Obligation Bonds Committed to be Issued by the Federal Home Loan Bank of Dallas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Federal Home Loan Bank of Dallas

Date: June 11, 2019	By:	/s/ Sue Cassidy
Name: Sue Cassidy
Title: Vice President and Director of Financial Reporting